UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 2002

                              INTEGRATED DATA CORP.
                  ---------------------------------------------
               (Exact name of Registrant as specified in charter)


     Delaware                     0-31729                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


      625 W. Ridge Pike, Suite C-106, Conshohocken, Pennsylvania 19428
      ----------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


                                610-825-6224
                                ------------
           (Registrant's telephone number, including area code)


                CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.
                ----------------------------------------------
         (Former name or former address, if changed since last report)



















Item 2.  Acquisition or Disposition of Assets.

Integrated Data Corp ("the Company") (formerly Clariti Telecommunications International Ltd.) has agreed to purchase with immediate effect, 17,949,000 freely tradable shares of DataWave Systems Inc., ("DataWave"), a Canadian public company, which trades on the TSE Venture Exchange with the symbol DTV and on the Nasdaq OTCBB with the symbol DWVSF. DataWave shares are currently trading at a mid price of US$0.12 per share. The shares acquired constitute a controlling interest of 40.905% of the outstanding shares of DataWave. The price paid to the six selling shareholders, consisting of various individuals and companies, is $1,794,900, to be satisfied by the issuance of common stock in the Company at a value of US$1.00 per share. The resulting 1,794,900 shares of the Company will be newly issued and subject to the restrictions on trading imposed by Rule 144 under the Securities Act of 1933. The Company expects that these shares will be registered for trading in the near future. Shares of the Company are currently trading at a mid price of approximately $1.40 per share on the OTCBB under the symbol "ITDD". The Company is considering the acquisitions of further shares of DataWave in the near future and will announce upon the occurrence of such event.







                                    2




































                                 Signature
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 INTEGRATED DATA CORP.
                                                 (Registrant)

December 16, 2002

                                                 By: /s/Abraham Carmel
                                                     --------------------
                                                     Abraham Carmel
                                                     Chief Executive Officer,
                                                     President and Acting
                                                     Chief Financial Officer




                                     3